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                                                               Exhibit (a)(1)(E)

U.S. OFFER TO PURCHASE FOR CASH 28,566,944 AMERICAN DEPOSITARY SHARES ("ADSs")
            (EACH ADS REPRESENTING 7 CLASS D SHARES OF COMMON STOCK)


                                      OF


                    COMPANIA ANONIMA NACIONAL TELEFONOS DE
                               VENEZUELA (CANTV)

                                      FOR


                                $24.00 PER ADS

                                       BY


                     AES COMUNICACIONES DE VENEZUELA, C.A.

                          A COMPANY JOINTLY OWNED BY


                              THE AES CORPORATION

                                      AND

                             CORPORACION EDC, C.A.


THE U.S. OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, OCTOBER 29, 2001, UNLESS THE U.S. OFFER IS EXTENDED.



                                                             September 25, 2001

To Our Clients:

     Enclosed for your consideration are the U.S. Offer to Purchase, dated September 25, 2001 (the "Offer to Purchase"), and the related ADS Letter of Transmittal and Notice of Guaranteed Delivery (which together with any amendments or supplements thereto constitute the "U.S. offer") relating to the offer by AES Comunicaciones de Venezuela, C.A., the purchaser in the U.S. offer and a company incorporated under the laws of Venezuela (the "Purchaser"), jointly owned by The AES Corporation, a Delaware corporation ("AES") and Corporacion EDC, C.A., a company incorporated under the laws of Venezuela and in which AES owns 87% of the outstanding ordinary shares ("CEDC"), to purchase 28,566,944 American Depositary Shares, or ADSs, of Compania Anonima Nacional Telefonos de Venezuela (CANTV) ("CANTV"), a corporation organized under the laws of Venezuela, for $24.00 in cash per ADS, net to the seller, less any withholding taxes and without interest thereon, upon the terms and subject to the conditions set forth in the U.S. offer.

     THIS MATERIAL IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF ADSs HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE (DIRECTLY OR INDIRECTLY) THE HOLDER OF RECORD OF ADSS HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH ADSS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ADS LETTER OF TRANSMITTAL ("LETTER OF TRANSMITTAL") IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR ADSS HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instruction as to whether you wish to have us tender on your behalf any or all of the ADSs held by us for your account pursuant to the terms and conditions of the U.S. offer set forth in the Offer to Purchase and the Letter of Transmittal.

     SHARES OF COMMON STOCK OF CANTV, EXCEPT INSOFAR AS THEY ARE REPRESENTED BY ADSs, CANNOT BE TENDERED BY MEANS OF THE LETTER OF TRANSMITTAL, CANNOT BE TENDERED PURSUANT TO THIS U.S. OFFER AND CAN ONLY BE TENDERED PURSUANT

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TO THE PURCHASER'S CONCURRENT VENEZUELAN OFFER. ADDITIONAL INFORMATION ON THE
VENEZUELAN OFFER MAY BE OBTAINED FROM J.P. MORGAN SECURITIES INC., THE DEALER MANAGER FOR THE U.S. OFFER OR D.F. KING & CO., INC., THE INFORMATION AGENT FOR THE U.S. OFFER. DOCUMENTATION ON THE VENEZUELAN OFFER WILL BE AVAILABLE IN ENGLISH.

Please note the following

   1. The consideration per ADS is $24.00 in cash, less any withholding taxes and without interest thereon. THIS U.S. OFFER IS OPEN TO ALL HOLDERS OF ADSs.

   2. The U.S. offer is being made for 28,566,944 ADSs.

   3. Tendering ADS holders will not be obligated to pay transfer taxes, except as set forth in Instruction 6 of the Letter of Transmittal, on the transfer of ADSs pursuant to the U.S. offer. However, U.S. federal income tax backup withholding may be required, unless the required taxpayer identification information is provided. See Instruction 11 of the Letter of Transmittal.

   4. The U.S. offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on Monday, October 29, 2001, unless the U.S. offer is extended.

   5. As of the date hereof, the Board of Directors of CANTV has not reviewed or taken a position with respect to the U.S. offer.

   6. Notwithstanding any other provision of the U.S. offer, the payment of $24.00 in cash for each ADS accepted for payment pursuant to the U.S. offer will, in all cases, be made only after timely receipt by the Receiving Agent of (a) ADRs evidencing ADSs, pursuant to the procedures set forth in the section "THE U.S. OFFER--Procedure for Tendering ADSs in the U.S. Offer" of the Offer to Purchase, or a timely book-entry confirmation with respect to such ADSs, (b) the Letter of Transmittal properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer in lieu of such Letter of Transmittal, and (c) any other documents required by the Letter of Transmittal.

   7. The U.S. offer is conditioned upon, among other things, (i) the sum of
      (x) the number of shares of CANTV common stock (including Class D shares represented by ADSs) held directly or indirectly by AES (including Class D shares held through CEDC), (y) the number of Class D shares represented by ADSs validly tendered and not withdrawn on or prior to the expiration date of, and to be purchased pursuant to, the U.S. offer and (z) the number of CANTV shares validly tendered and not withdrawn on or prior to the expiration date of, and to be purchased pursuant to, the Venezuelan offer, representing at least a majority of the outstanding shares of capital stock of CANTV, and (ii) other conditions described under the section "THE U.S. OFFER--Conditions of the U.S. Offer" of the Offer to Purchase.

     The U.S. offer is made solely by the Offer to Purchase, and the related Letter of Transmittal and Notice of Guaranteed Delivery. The Purchaser is not aware of any jurisdiction where the making of the U.S. offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the U.S. offer or the acceptance of ADSs pursuant thereto, the Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, the Purchaser cannot comply with such state statute, the U.S. offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of ADSs in such state. In any jurisdiction where the securities, blue sky or other laws require the Purchaser's U.S. offer to be made by a licensed broker or dealer, the U.S. offer shall be deemed to be made on the Purchaser's behalf by J.P. Morgan Securities Inc., the Dealer Manager in the U.S. offer, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of the ADSs held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your ADSs, all such ADSs will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE OF THE U.S. OFFER.


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                       INSTRUCTIONS WITH RESPECT TO THE
U.S. OFFER TO PURCHASE FOR CASH 28,566,944 AMERICAN DEPOSITARY SHARES ("ADSS")
           (EACH ADS REPRESENTING 7 CLASS D SHARES OF COMMON STOCK)

                                       OF


                      COMPANIA ANONIMA NACIONAL TELEFONOS
                             DE VENEZUELA (CANTV)

     The undersigned acknowledge(s) receipt of your letter and the U.S. Offer to Purchase dated September 25, 2001 (the "Offer to Purchase"), and the related ADS Letter of Transmittal, and Notice of Guaranteed Delivery in connection with the U.S. offer by AES Comunicaciones de Venezuela, C.A. to purchase 28,566,944 ADSs of Compania Anonima Nacional Telefonos de Venezuela (CANTV), each for $24.00 in cash, less any withholding taxes and without interest thereon, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase, ADS Letter of Transmittal and Notice of Guaranteed Delivery.

     This will instruct you to tender the number of ADSs indicated below (or if no number is indicated below, all ADSs) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related ADS Letter of Transmittal and Notice of Guaranteed Delivery.


Dated:         , 2001



            Number of ADSs to be tendered:*


            ----------------------  ADSs             --------------------------

                                                     --------------------------
                                                            Signature(s)


                                                     ---------------------------
                                                            Print Name(s)


                                                     ---------------------------
                                                            Address(es)


            Dated: ----------------------            ---------------------------
                                                       Area Code and Telephone #


                                                     ---------------------------
                                                     Tax ID or Social Security #


            * Unless otherwise indicated, it will be assumed that all ADSs held by us for your account are to be tendered.

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